Exhibit 99.1

Company Contact:	Bruce Thomas
Vice President, Investor Relations
Quiksilver Inc.
+1 (714) 889-2200

Quiksilver Inc. Appoints Richard Shields as Chief Financial Officer

Huntington Beach, California, April 27, 2012—Quiksilver Inc. (NYSE:ZQK) today announced that it has appointed Richard Shields as the company’s Chief Financial Officer, effective May 11, 2012. Mr. Shields will be responsible for all areas of the company’s finance and accounting on a global basis. Mr. Shields comes to Quiksilver with a strong background in the outdoor sports market for apparel, footwear and accessories after serving as Chief Financial Officer for Oakley, Inc., a global leader in performance eyewear, apparel, footwear, and accessories.

Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver Inc., commented, “We’re really pleased to welcome Rich into the Quiksilver family. His extensive corporate financial experience and proven track record in international operations, retail and manufacturing make him an ideal fit for our growing global business. Rich is an accomplished executive who we expect will make an immediate contribution to our pursuit of substantially improved financial performance, especially through our long-term growth initiatives and globalization efforts.”

Prior to beginning his tenure as chief financial officer of Oakley in 2005, Mr. Shields served as chief financial officer of Southwest Water Company, and served previously as chief financial officer at Day Software Corporation, Winfire Corporation and Frame-N-Lens Optical, Inc. Mr. Shields also served as international controller and finance director for the Americas for AST Research. Earlier he worked in corporate finance with Taco Bell Corporation after beginning his career at the public accounting firm Price Waterhouse.

“I’m excited to join Quiksilver, particularly as the company pursues its plans for increasing revenue and expanding profitability,” said Mr. Shields. “I look forward to playing an integral role in the company’s drive to improve its financial performance and increase shareowner value as part of the Quiksilver senior management team.”

Mr. Shields holds an M.B.A from the University of Notre Dame and a bachelor’s degree in accounting from Eastern Washington University. He is a licensed certified public accountant in California and is an avid outdoor sports enthusiast.

About Quiksilver:

Quiksilver Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories, snowboards and related products. The company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.

The reputation of Quiksilver’s brands is based on outdoor action sports. The company’s Quiksilver, Roxy, DC, Lib Tech and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding.

Quiksilver Inc. Appoints Richard Shields as Chief Financial Officer

April 27, 2012

The company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.

Forward looking statements:

This press release contains forward-looking statements including but not limited to statements regarding the company’s growth initiatives, profitability and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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NOTE: For further information about Quiksilver Inc., you are invited to take a look at our world at

www.quiksilver.com, www.roxy.com, www.dcshoes.com, www.lib-tech.com and www.hawkclothing.com.